Exhibit (a)(1)(D)

LETTER TO CLIENTS

Offer by

CADELER A/S

to Exchange Each Share of Common Stock of

ENETI INC.

for

American Depositary Shares Representing an Aggregate of 3.409 Shares of Cadeler A/S

(subject to the terms and conditions described in the prospectus/offer to exchange and the letter of transmittal)

THE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 4:30 P.M., EASTERN TIME, ON DECEMBER 7, 2023, UNLESS EXTENDED OR TERMINATED. SHARES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER.

November 7, 2023

To Our Clients:

Enclosed for your consideration are a prospectus/offer to exchange and related letter of transmittal in connection with the offer by Cadeler A/S, a public limited liability company incorporated under the laws of Denmark (“Cadeler”), to exchange for each outstanding share of Eneti Inc., a company incorporated under the laws of the Republic of the Marshall Islands (“Eneti”), par value $0.01 per share (the “Eneti Common Stock”), validly tendered and not validly withdrawn in the offer, American Depositary Shares (“ADSs”), representing, in the aggregate, 3.409 shares of Cadeler, nominal value DKK 1 per share (the “Cadeler Shares”) with each ADS representing four (4) Cadeler Shares (the “Cadeler ADSs”), subject to payment of cash compensation with respect to any fractional ADSs, without interest and subject to reduction for any applicable withholding taxes, in accordance with the terms of the offer (such offer, on the terms and subject to the conditions and procedures described in the prospectus/offer to exchange and the letter of transmittal, together with any amendments or supplements thereto, the “Offer”).

With respect to shares of Eneti Common Stock, we (or our nominees) are the holder of record of such shares of Eneti Common Stock held by us for your account. A tender of such shares of Eneti Common Stock can be made only by us as the holder of record and pursuant to your instructions. With respect to such shares of Eneti Common Stock, the enclosed letter of transmittal is furnished to you for your information only and cannot be used by you to tender shares of Eneti Common Stock held by us for your account. Accordingly, we request instructions as to whether you wish us to tender pursuant to the Offer any or all of such shares of Eneti Common Stock held by us for your account.

We urge you to read the enclosed prospectus/offer to exchange and the related letter of transmittal regarding the Offer carefully before instructing us to tender your shares of Eneti Common Stock.

If you wish to have us tender any or all of your shares of Eneti Common Stock held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the back page of this letter. You should also complete, sign and return an IRS Form W-9 or an appropriate IRS Form W-8, as applicable, to us. An envelope to return your instructions to us is enclosed. If you authorize tender of your shares of Eneti Common Stock, all such shares of Eneti Common Stock owned by you will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS AND THE IRS FORM W-9 OR IRS FORM W-8, AS APPLICABLE, SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

Instructions with Respect to the Offer to Exchange

The undersigned acknowledge(s) receipt of your letter and the enclosed prospectus/offer to exchange and the related letter of transmittal in connection with the offer by Cadeler A/S, a public limited liability company incorporated under the laws of Denmark (“Cadeler”), for each outstanding share of Eneti Inc., a company incorporated under the laws of the Republic of the Marshall Islands (“Eneti”), par value $0.01 per share (the “Eneti Common Stock”), validly tendered and not validly withdrawn in the offer, American Depositary Shares (“ADSs”), representing, in the aggregate, 3.409 shares of Cadeler, nominal value DKK 1 per share (the “Cadeler Shares”) with each ADS representing four (4) Cadeler Shares (the “Cadeler ADSs”), without interest and subject to reduction for any applicable withholding taxes, subject to payment of cash compensation with respect to any fractional ADSs in accordance with the terms of the offer (such offer, on the terms and subject to the conditions and procedures described in the prospectus/offer to exchange and the letter of transmittal, together with any amendments or supplements thereto, the “Offer”).

Check the box if the undersigned wishes to tender ALL of the undersigned’s shares of Eneti Common Stock:

☐	CHECK HERE TO TENDER ALL SHARES OF ENETI COMMON STOCK

Check the box if the undersigned wishes to tender SOME of the undersigned’s shares of Eneti Common Stock:

☐	CHECK HERE TO TENDER THE FOLLOWING NUMBER OF SHARES:

_____________________ SHARES OF ENETI COMMON STOCK*

•	If left blank, or if the undersigned checked the box to tender all of the undersigned’s shares of Eneti Common Stock above, it will be assumed that all shares of Eneti Common Stock held by us for the undersigned’s account are to be tendered. If the undersigned checked the box to tender all of the undersigned’s shares of Eneti Common Stock above, any number entered in this section will be disregarded.

The method of delivery of this document is at the risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery. Th Offer and withdrawal rights will expire at 4:30 p.m., Eastern time, on December 7, 2023, unless the Offer is extended or terminated.

ACCOUNT NUMBER:

Dated: , 2023

(Signature(s))

(Please Print Name(s))

(Capacity, if applicable)

Address(es):

Area code and telephone number(s):

Taxpayer Identification or Social Security No.(s)

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING THE UNDERSIGNED’S ACCOUNT, NOT TO THE EXCHANGE AGENT, INFORMATION AGENT, CADELER OR ENETI.